Subsidiaries                            Incorporation
          ------------                            -------------

          RAF Financial Corporation               Colorado

          RAF Services, Inc. of Texas             Texas

          RAF Services, Inc. of Louisiana         Louisiana

          RAF Services, Inc.                      Nevada

          Fronteer Capital, Inc.                  Delaware

          Fronteer Personnel Services, Inc.       North Dakota

          Fronteer Marketing Group, Inc.          North Dakota

          Secutron Corporation                    Colorado